SCHEDULE 14A INFORMATION
                                Proxy Statement Pursuant to Section 14(a) of the
                                          Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a party other than the Registrant  [   ]

Check the Appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                              PMC INTERNATIONAL, INC.
                                (Name of Registrant as Specified in Its Charter)

                     (Name of Person(s) Filing Proxy Statement, if other than
                      the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1) Title of each  class of  securities  to which  transaction  applies:
              ____________________
         2)  Aggregate  number  of  securities  to  which transaction  applies:
               ____________________
         3) Per unit or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              ____________________
         4) Proposed maximum aggregate value of transaction: _____________
         5) Total fee paid: ____________________
[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange Act
                  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
         1)       Amount Previously Paid: ____________________
         2)       Form, Schedule or Registration Statement No.: ________________
         3)       Filing Party: ____________________
         4)       Date Filed: ____________________

                                              PMC INTERNATIONAL, INC.
                                                  555 17TH STREET
                                                    14TH FLOOR
                                              DENVER, COLORADO 80202

                                                 November 28, 1997

Dear Shareholder:

         On behalf of the Board of Directors (the "Board"), I cordially invite you to attend the annual meeting of shareholders (the "Meeting") of PMC International, Inc. (the "Company"), which will be held at the Company's principal offices 555 17th Street, 14th Floor, Denver, Colorado 80202 on Monday December 15, 1997 at 2:30 local time.

         At the Meeting, shareholders will be asked to consider and vote upon the following matters: (1) election of the full Board of Directors for the ensuing year; (2) approval of an amendment to the Company's Articles of Incorporation to provide for the automatic conversion of the Company's outstanding preferred stock, together with any and all accrued but unpaid dividends through the conversion date, into common stock (the "Conversion
Amendment"); (3) approval of an amendment to the Company's Articles of Incorporation to provide for a "reverse split" of the shares of Common Stock of the Company (the "Reverse Stock Split"); (4) approval of the Company's Equity Incentive Plan and the reservation of 500,000 (or, in the event Proposal Three is not approved, 2,000,000) shares of the Company's common stock for issuance thereunder (the "Plan Proposal"); and (5) transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         After careful consideration, the Board has approved, and recommends that the shareholders vote FOR, each of the proposals. The Conversion Amendment requires the approval of two-thirds of all outstanding shares of common stock and preferred stock voting as separate classes, the Reverse Stock Split requires the approval of two-thirds of all outstanding shares of common stock and the Plan Proposal requires the approval of a majority of the shares of common stock present in person or by proxy at the Meeting, in each case assuming a quorum is represented at the Meeting. Under Colorado law, neither holders of Common Stock nor holders of Preferred Stock will have dissenters' rights in the event either Proposal Two or Proposal Three is approved.

         Neither Proposal Two nor Proposal Three is dependant on the passage of the other. Accordingly, if the shareholders approve the Conversion Amendment but not the Reverse Stock Split, the Company's Preferred Stock will be converted to Common Stock as described herein, but the Company will not effectuate the Reverse Stock Split. Similarly, if the Reverse Stock Split is approved but the Conversion Amendment is not, the Company will effect a reverse split of the
Common  Stock  as  described  herein,   but  the  Preferred  Stock  will  remain
outstanding.

         Details of the proposals and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by shareholders.

         I hope that you will attend the Meeting. Whether or not you plan to attend the Meeting and regardless of the number of shares of stock you own, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. You may, of course, attend the Meeting and vote in person, even if you have previously returned your proxy card.

                                                              Sincerely,



                                                             Kenneth S. Phillips
                                                             President

                                              PMC INTERNATIONAL, INC.
                                                  555 17TH STREET
                                                    14TH FLOOR
                                              DENVER, COLORADO 80202

                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                          to be held on December 15, 1997

TO ALL SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Meeting") of PMC International, Inc. (the "Company"), will be held at the Company's principal offices 555 17th Street, 14th Floor, Denver, Colorado 80202 on Monday December 15, 1997 at 2:30 local time, for the following purposes:

1.       To elect the full Board of Directors for the ensuing year;

2. To amend the Company's Articles of Incorporation to provide for the automatic conversion of the Company's outstanding preferred stock, together with any and all accrued but unpaid dividends through the conversion date, into common stock;

3.       To effect a 1 for 4 Reverse Stock Split of the Company's Common Stock;

4. To approve the Company's Equity Incentive Plan and the reservation of 500,000 (or, in the event Proposal Three is not approved, 2,000,000) shares of the Company's common stock for issuance thereunder; and

5. To transact such other business as may properly come before the Meeting.

         Only shareholders of record at the close of business on November 7, 1997 are entitled to vote at the Meeting or any postponements or adjournments thereof. A list of such shareholders will be available for examination by any shareholder for any purpose relevant to the Meeting, during normal business hours, at the principal office of the Company, 555 17th Street, 14th Floor, Denver, Colorado, for a period of ten days before the Meeting.

         Neither Proposal Two nor Proposal Three is dependant on the passage of the other. Accordingly, if the shareholders approve the Conversion Amendment but not the Reverse Stock Split, the Company's Preferred Stock will be converted to Common Stock as described herein, but the Company will not effectuate the Reverse Stock Split. Similarly, if the Reverse Stock Split is approved but the Conversion Amendment is not, the Company will effectuate the Reverse Stock Split as described herein, but the Preferred Stock will remain outstanding.

         All shareholders are invited to attend the Meeting. Whether or not they expect to attend the Meeting in person, all shareholders are requested to complete, date and sign the enclosed proxy card and return it promptly in the postage paid, return- addressed envelope provided for that purpose. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the Proxy Statement.


                                                             Kenneth S. Phillips
                                                             President
Denver, Colorado
November 28, 1997

                                         IMPORTANT--YOUR PROXY IS ENCLOSED

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE ASSURED AT THE MEETING, WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                                                 TABLE OF CONTENTS


                                                                                                               Page
INTRODUCTION......................................................................................................1
         Shares Outstanding and Voting Rights.....................................................................1
         Annual Report............................................................................................2

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE
         OFFICERS AND CERTAIN BENEFICIAL OWNERS...................................................................3

PROPOSAL 1--ELECTION OF DIRECTORS..................................................................................4
         Information Concerning the Nominees......................................................................4
         Other Executive Officers and Key Employees...............................................................5
         Committees and Meetings..................................................................................5
         Section 16(a) Beneficial Ownership Reporting Compliance..................................................6

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS..................................................................6
         Compensation of Directors................................................................................6
         Executive Compensation...................................................................................6
         Options Granted..........................................................................................7
         Option Exercises and Year End Option Values..............................................................8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................................8
         Employment Agreements....................................................................................8
         Other Agreements.........................................................................................8

PROPOSAL 2--CONVERSION OF PREFERRED STOCK.........................................................................11
         Reasons for the Conversion Amendment....................................................................12
         Securities Law Treatment of Conversion..................................................................13
         Amendment to Articles of Incorporation..................................................................13
         Effects of Conversion Amendment.........................................................................13
         Treatment of Fractional Shares..........................................................................13
         The Company's Capital Structure.........................................................................14
         The Company's Common Stock..............................................................................15
         Federal Income Tax Consequences of the Conversion Amendment.............................................16
         Voting Requirements.....................................................................................16

PROPOSAL 3--REVERSE STOCK SPLIT...................................................................................17
         General.................................................................................................17
         Purpose and Effect of Reverse Stock Split...............................................................17
         Treatment of Fractional Shares and Script...............................................................19
         Federal Income Tax Consequences of the Conversion Amendment.............................................19
         Vote Required...........................................................................................20

PROPOSAL 4--THE COMPANY'S EQUITY INCENTIVE PLAN...................................................................20

SHAREHOLDER PROPOSALS............................................................................................26

OTHER BUSINESS...................................................................................................26

EXHIBIT A         AMENDMENT TO ARTICLES OF INCORPORATION REGARDING CONVERSION OF
                    PREFERRED STOCK
EXHIBIT B         AMENDMENT TO ARTICLES OF INCORPORATION REGARDING REVERSE STOCK
                    SPLIT
EXHIBIT C         PMC INTERNATIONAL EQUITY INCENTIVE PLAN

                                              PMC INTERNATIONAL, INC.

                                                  PROXY STATEMENT

                                          ANNUAL MEETING OF SHAREHOLDERS
                                          to be held on December 15, 1997


                                                   INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of PMC International, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the
"Board") for use at the annual meeting of shareholders of the Company (the "Meeting") to be held at the Company's principal offices 555 17th Street, 14th Floor, Denver, Colorado 80202 on December 15, 1997 at 2:30, local time, and at any postponement or adjournment thereof. The Meeting is being held for the following purposes: (1) to elect the Board of six Directors for the ensuing year; (2) to approve an amendment to the Company's Articles of Incorporation to provide for the automatic conversion of the Company's outstanding Preferred Stock, together with any and all accrued but unpaid dividends through the conversion date, into Common Stock (the "Conversion Amendment"); (3) to approve an amendment to the Company's Articles of Incorporation to provide for a "reverse split" of the shares of Common Stock of the Company (the "Reverse Stock Split"); (4) to approve the Company's Equity Incentive Plan and the reservation of 500,000 (or, in the event Proposal Three is not approved, 2,000,000) shares of the Company's common stock for issuance thereunder; and (5) to transact such other business as may properly come before the Meeting.

         Because many of the Company's shareholders may be unable to attend the Meeting in person, the Board solicits proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting. Shareholders are urged to: (1) read this Proxy Statement carefully; (2) specify their choice in each matter by marking the appropriate box on the enclosed proxy card; and (3) sign, date and return the proxy card by mail in the postage-paid, return addressed envelope provided for that purpose.

         The Company's executive offices are located at 555 17th Street, 14th Floor, Denver, Colorado 80202 (telephone 303-292-1177). This Proxy Statement and the accompanying form of proxy are being first mailed to shareholders on or about November 28, 1997.

Shares Outstanding and Voting Rights

         The Board has fixed the close of business on November 7, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting. The only outstanding voting stock of the Company is its common stock, par value $.01 per share (the "Common Stock"), of which 19,431,610 shares were outstanding as of the close of business on the Record Date. In addition, with respect to the Conversion Amendment, the Company's Series A preferred stock, no par value (the "Preferred Stock"), of which 138,182 shares were outstanding as of the close of business on the Record Date, will also be entitled to vote. As of the Record Date, the Company had approximately 410 record holders of its Common Stock and 15 record holders of its Preferred Stock. Each outstanding share of Common Stock is entitled to one vote with respect to each matter subject to a vote. With respect to the Conversion Amendment, each outstanding share of Preferred Stock is also entitled to one vote. Under Article 113 of the Colorado Business Corporation Act, the holders of the Common Stock and the Preferred Stock will not have dissenters' rights if the Conversion Amendment is approve, and the holders of Common Stock will not have dissenters' rights if the Reverse Stock Split is approved.

         Votes cast in person or by proxy at the Meeting will be tabulated by the election inspectors appointed for the Meeting. The presence, in person or by proxy, of the holders of at least two-thirds of all outstanding shares of Common Stock and Preferred Stock is necessary to constitute a quorum with respect to the Conversion Amendment and the presence, in person or by proxy, of the holders of at least two-thirds of all outstanding shares of Common Stock is necessary to constitute a quorum with respect to the Reverse Stock Split, but the presence, in person or by proxy, of the holders of only a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for purposes of approving the Plan Proposal and other matters.

         The affirmative vote of two-thirds of all outstanding shares of Common Stock and Preferred Stock voting as separate classes will be required to approve the Conversion Amendment, the affirmative vote of two-thirds of all outstanding shares of Common Stock will be required to approve the Reverse Stock Split, and the affirmative vote of the majority of the Common Stock represented at the Meeting will be required to approve the Plan Proposal or to ratify or approve other proposals. As a result, an abstention or broker non-vote will have the same effect as a vote against a proposal. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy that are not being voted with respect to a particular proposal may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Directions to "withhold authority" to vote for Directors, will be considered as abstentions.)

         With respect to election of Directors, holders of the Company's Common Stock may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. Directors will be elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the Meeting. Holders of the Company's Common Stock may vote in favor of or against each of the other proposals and holders of the Company's Preferred Stock may vote in favor of or against the Conversion Amendment.

         Proxies properly executed and returned in a timely manner will be voted at the Meeting in accordance with the directions noted thereon. Any shareholder giving a proxy has the power to revoke it any time before it is voted, either by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to the Company, Attention: Secretary, or hand delivered to the Secretary of the Company at the aforementioned address, at or before the vote to be taken at the Meeting.

         If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR: (1) the election of all six nominees listed under the caption "PROPOSAL ONE--Election of Directors," (2) the Conversion Amendment, (3) the Reverse Stock Split, and (4) the Company's Equity Incentive Plan. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Preferred Stock represented by a properly executed proxy will be voted FOR the Conversion Amendment.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or by personal interviews. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

Annual Report

         A copy of the Company's Annual Report on Form 10-KSB, as amended, which includes the consolidated financial statements of the Company for the year ended December 31, 1996, is being mailed with this Proxy Statement to all shareholders entitled to vote on any matter at the Meeting. The Annual Report to shareholders does not form any part of the materials for the solicitation of proxies.

                          SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                                           AND CERTAIN BENEFICIAL OWNERS

         The following table and related notes contain information concerning beneficial ownership of the Company's Common Stock as of November 10, 1997 by:
(i) each person known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The share amounts in this table reflect shares of Common Stock issuable upon the exercise of options and warrants exercisable within the next 60 days.

                     Name and Address                        Number of Shares     Percent of Class

Kenneth S. Phillips(1)....................................       2,999,767(10)       15.4%
Scott A. MacKillop(1).....................................          32,000(18)          *
J.W. Nevil Thomas(2)......................................          20,000(12)          *
D. Porter Bibb(3).........................................          20,000(13)          *
Emmett J. Daly(4).........................................         210,000(17)(18)    1.1
Richard C. Hyde(5)........................................          10,000(17)          *
Vali Nasr(1)..............................................         120,497(14)          *
David L. Andrus(6)........................................         887,000(11)        4.4
Bedford Capital Financial Corporation(7)..................       2,971,250(15)       15.2
KP3, LLC(1)...............................................       1,643,845(16)        8.5
OCH ZIFF Capital Management(19)...........................       1,866,666            9.6
Bay Pond Partners, L.P.(8)................................       1,463,333            7.5
Bay Pond Investors (Bermuda), Ltd.(8).....................       1,081,000            5.6
Wheatley Partners, L.P.(9)................................       1,607,666            8.3
All Officers and Directors as a group (7 persons). . . . . . . . 3,422,264           17.4

-----------------------

 *     Less than 1%.
(1) The address of Mr. Phillips, Mr. Nasr, Mr. MacKillop and KP3, LLC is 555 Seventeenth Street, 14th Floor, Denver, Colorado 80202.
(2) The address of Mr. Thomas is Scotia Plaza, Suite 4712, 40 King Street West, Toronto, Ontario M5H 3Y2. (3) The address of Mr. Bibb is 540 Madison Avenue, New York, New York 10022. (4) The address of Mr. Daly is Two World Trade Center, 85th Floor, New York, New York 10048. (5) The address of Mr. Hyde is Moreland Capital, Inc., 30050 Chagrin Blvd., Suite 100, Pepper Pike, Ohio 44124.
(6)    The address of Mr. Andrus is 2554 Linden Drive, Boulder, CO 80304.
(7) The address of Bedford Capital Financial Corporation is 2nd Floor, Charlotte Hs., Shirly Street, Box N964, Nassau, Bahamas.
(8) The address of Bay Pond Partners, L.P. and Bay Pond Investors (Bermuda), Ltd. is c/o Wellington Management Company, L.L.P., 75 State Street, Boston, Massachusetts 02109.
(9) The address of Wheatley Partners, L.P. is 80 Cutter Mill Road, Suite 311, Great Neck, New York 11021. (10) Includes 1,643,845 shares owned by KP3, of which Mr. Phillips is the managing member and has the controlling ownership interest and 5,500 shares underlying presently exercisable warrants.
(11)   Includes 787,000 shares underlying presently exercisable options.
(12) Does not include shares owned by Bedford of which Mr. Thomas is a director and a 6.31% shareholder, includes 20,000 shares underlying presently exercisable options.
(13) Does not include 200,000 shares underlying presently exercisable options granted to Ladenburg, Thalmann & Co., Inc., of which Mr. Bibb is a managing director, includes 20,000 shares underlying presently exercisable options.
(14) Includes 50,000 shares underlying presently exercisable option.
(15) Includes 136,250 shares underlying presently exercisable options or warrants issued by the Company and 235,000 shares owned by KP3 and included in the beneficial ownership of Mr. Phillips that Bedford may acquire pursuant to a presently exercisable option.
(16) Shares beneficially owned by KP3 are also included in shares beneficially owned by Mr. Phillips; and 235,000 of such shares also have been included in the beneficial ownership of Bedford.
(17) Includes 10,000 shares underlying presently exercisable options.
(18) Includes 25,000 shares jointly owned with Regina Daly and 135,000 shares underlying presently exercisable options. (19) The address of OCH ZIFF Capital Management is 153 E. 53rd Street, 43rd Floor, New York, NY 10022.

                                        PROPOSAL ONE--ELECTION OF DIRECTORS

       The number of members of the Board is currently fixed at seven, although the Company currently has only six directors. There are six nominees for election to the Board at the Meeting. Each Director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such Director's earlier death, resignation or removal. Of the nominees listed below, Messrs. Phillips, Thomas, Bibb, Daly, Hyde and MacKillop are currently Directors of the Company.

       There are no family relationships among any of the Directors and executive officers of the Company.

       The Company is soliciting proxies in favor of the election of Messrs. Phillips, Thomas, Bibb, Daly, MacKillop and Hyde as Directors. The Company intends that the proxies will be voted FOR these six nominees unless otherwise specified. If any of them is or becomes unable to serve as a Director, an event that the Company does not currently anticipate, it is intended that the proxies will be voted for the election of such other person, if any, as may be designated by the Board.

Information Concerning the Nominees

     MR. KENNETH S. PHILLIPS. President and Chief Executive Officer, Director. Mr. Phillips founded the Company in 1986 and serves as the President and Chief Executive Officer of the Company. Mr. Phillips is responsible for corporate direction, product development and strategic planning. He was a co-founding participant in the Wilshire Cooperative in 1986 (associated with the institutional consulting firm Wilshire Associates). He served as the Chairman of the Publications Committee of the Investment Management Consultants Association ("IMCA") in 1994 and 1995, as a member of IMCA's Officer and Director Nominating Committee in 1994 and 1996, and has recently been elected to serve as a member of IMCA's Advisory Council. IMCA is the investment consulting industry's principal trade organization with more than 1,200 members representing virtually all the major national, regional and independent consulting firms. Additionally, Mr. Phillips has been a guest speaker for the International Association of Financial Planners, the Investment Management Institute and the Institute for International Research. Mr. Phillips received his education at Colorado State University and holds numerous NASD license designations.

     MR. SCOTT A. MACKILLOP. Executive Vice President, Chief Operating Officer, Director. Mr. MacKillop joined the Company in September 1997 as an Executive Vice President and the Chief Operating Officer of the Company, as President of ADAM Investment Services, Inc. ("ADAM"), the Company's wholly owned subsidiary, as Chief Operating Officer of Optima Funds Management, Inc. ("Optima"), a wholly owned subsidiary of ADAM, and as a member of the Boards of Directors of both ADAM and Optima. Mr. MacKillop has been employed by ADAM since 1992. From 1991 until 1992 Mr. MacKillop served as outside general counsel to ADAM. Mr. MacKillop received a B.A. degree from Stanford University in 1972 and a J.D. degree from George Washington University Law School in 1976.

     MR. J.W. NEVIL THOMAS. Chairman of the Board. Mr. Thomas has been a Director of the Company since July 1995. Since 1970 Mr. Thomas has served as President of Nevcorp, Inc., an investment and a financial and management consulting firm. In addition, Mr. Thomas is a director of Bedford Capital
Financial Corporation ("Bedford") and is Chairman of Bedford Capital Corporation, a subsidiary of Bedford, whose principal business is merchant banking. In addition to being a Director of the Company and of Bedford and its subsidiary as described above, Mr. Thomas is a director of Gan Canada Limited, Reliable Life Insurance Company, Pet Valu Inc., French Fragrances, Inc., Old Republic Insurance and several other private Canadian and American companies. Mr. Thomas holds a B.B. Com. from the University of Toronto, an M.A. in Economics from Queens University, an M.B.A from York University and is a Chartered Financial Analyst.

     MR. D. PORTER BIBB. Director. Mr. Bibb became a Director of the Company in October 1995. Mr. Bibb is a Managing Director of Ladenburg, Thalmann & Co., Inc. ("Ladenburg"), an investment banking firm. Before joining Ladenburg in 1984, Mr. Bibb was a Managing Director of Bankers Trust Company, involved in the start-up of their investment banking operations. Before that time, he was Director of Corporate Development for the New York Times. In addition to being a Director of the Company, Mr. Bibb is a Director of East Wind Group, Inc. Mr. Bibb has a B.A. in History, Economics and Political Science from Yale University and engaged in graduate studies at New York University, London School of Economics and Harvard Business School.

     MR. EMMETT J. DALY. Director. Mr. Daly became a Director of the Company in February 1997. Mr. Daly is currently Senior Vice President of Corporate Finance of Keefe, Bruyette & Woods, Inc. ("KBW"), an investment banking firm that Mr. Daly joined in 1987 as an Associate in the Corporate Finance Department. Before that time he spent two years as a Credit Analyst followed by one year as an Assistant Treasurer of Manufacturers Hanover Trust Company. Mr. Daly received a B.A. in Economics from College of the Holy Cross and an M.B.A from the Kenan Flager School of Business at University of North Carolina, Chapel Hill.

     MR. RICHARD C. HYDE. Director. Mr. Hyde became a director of the Company in July 1997. Mr. Hyde is President of Moreland Capital, Inc., an asset management and investment consulting firm. He is also a Principal in Vestor Associates, LLC, the general partner of Vestor Partners, LP, a private equity investment fund. Prior to his current affiliations, from 1970 to 1995 Mr. Hyde served in investment/asset management positions with Ameritrust Company and its successor organizations, Society Corporation and Key Corp. From 1984 through 1993, he was Chief Investment officer. From 1993 through 1995, Mr. Hyde was the CEO of Society Asset Management and Managing Director of Key Asset Management Holdings. Mr. Hyde holds both a Bachelor of Science and MBA -- Finance from Miami University of Ohio.

       The Board recommends a vote FOR each Nominee.

Other Executive Officer

     MR. VALI NASR. Chief Financial Officer, Treasurer. Mr. Nasr joined the Company in 1992 as the Company's Chief Financial Officer, financial Principal and Treasurer. Since September 1995, Mr. Nasr has been President of Portfolio Brokerage Services Inc., the Company's wholly owned subsidiary. Before joining the Company, Mr. Nasr was Vice President of Finance for a large, retail broker-dealer. Before holding this position for four years, Mr. Nasr spent four years as Vice President of Accounting with Sutro & Company, Inc. ("Sutro") in San Francisco. Before joining Sutro, Mr. Nasr spent four years with Charles Schwab and Company as Accounting Manager. Mr. Nasr began his career with Merrill Lynch in their accounting department. He received a B.A. in Accounting from the University of California, Berkeley and an M.B.A. in Finance from Golden Gate University.

       The Company's current executive officers are Messrs. Phillips, MacKillop, and Nasr.

Committees and Meetings

     The Board has established three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee.

       Audit Committee

       The Audit Committee consists of three independent directors who are not employees of the Company. Messrs. Daly, Thomas and Phillips currently serve as the members of the Audit Committee. The Audit Committee did not meet during 1996. The functions of the Audit Committee are to recommend to the Board the appointment of independent auditors, to review the plan and scope of any audit of the Company's financial statements and to review the Company's significant accounting policies and other related matters.

       Compensation Committee

       The Compensation Committee consists of three independent directors who are not employees of the Company. Messrs. Bibb, Daly and Hyde currently serve as the members of the Compensation Committee. The Compensation Committee did not meet during 1996. The functions of the Compensation Committee are to make recommendations to the Board regarding the compensation of executive officers and to administer the Company's bonuses and stock option plans, including, if approved, the Equity Incentive Plan. It also makes recommendations to the Board with respect to the compensation of the Chairman of the Board and the Chief Executive Officer and approves the compensation paid to other senior executives.

       Executive Committee

       The Executive Committee consists of Messrs. Phillips, MacKillop and Daly. The Executive Committee did not meet in 1996. The Executive Committee possesses the powers and discharges the duties of the Board between meetings of the full Board.

       During 1996, the Board met four times. Attendance at Board meetings averaged 100%, and each incumbent Director attended all of the Board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

       Under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's Directors and certain of its officers, and persons holding more than ten percent of the Company's Common Stock are required to file forms reporting their beneficial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission (the "Commission"). Such persons are also required to furnish the Company copies of forms so filed. The Company believes that during the year ended December 31, 1996, the following officers, Directors or 10% holders of its Common Stock filed late reports, failed to report transactions on a timely basis or failed to file a form required under Section 16 of the Exchange Act: Bedford failed to timely file one required report, and William L. Atkinson failed to timely file one required report. n each case, an appropriate report was subsequently filed with the Commission.


                                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

         During 1996, the Company did not pay its employee directors for attending board meetings. Each of the three outside directors received a $5,000 annual retainer and a $500 fee for each meeting attended. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. On June 7, 1996, each then member of the Board of Directors was granted options to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share. Such options expire five years from the date of grant and vest 20% at such time as the average bid and offer price for the Common Stock equals $1.00, $2.00, $3.00, $4.00 and $5.00, respectively, for twenty consecutive trading days.

Executive Compensation

         The following table provides certain summary information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to each of its other executive officers at the end of 1996.

                                    Summary Compensation Table

                                                              Annual              Long-Term
                                                           Compensation         Compensation

     Name and Principal Position         Fiscal Year          Salary         Options Granted(1)

Kenneth S. Phillips                          1996                 $252,000                   50,000
President, Chief Executive Officer           1995                  228,124
                                             1994                  241,774
David L. Andrus(2)                           1996                 $240,000                1,050,000
Executive Vice President                     1995                   40,000

Vali Nasr                                    1996                 $139,015                   50,000
Chief Financial Officer & Treasurer          1995                  126,475
                                             1994                  128,262


(1) The shares of Common Stock to be received upon the exercise of all stock options granted during the period covered by the Table. (2) Mr. Andrus joined the Company in 1995. Until October 13, 1997, Mr. Andrus was Executive Vice President of the Company. On October 13, 1997,
     he was notified by the Company that his affiliation with the Company as an employee will cease effective January 11, 1998.

Options Granted

     During the year ended December 31, 1996, the Company granted to its Chief Executive Officer and the other executive officers listed in the Summary Compensation Table options to acquire a total of 1,150,000 shares of Common Stock as set forth in the following table.


                                           Option Grants in Last Fiscal Year
                               Percentage of Total
                               Options Granted to
                                  Number of Shares          Employees in
                                 Underlying Options          Fiscal Year
            Name                        Granted                                  Exercise Price        Expiration Date
            ----              --------------------------                         --------------        ---------------

Kenneth S. Phillips                             50,000          4.2%                  $1.00               6/7/2001
David L. Andrus                                800,000         87.5%                 $1.5625                 (1)
                                               200,000                               $2.125              12/17/2002
                                                50,000                                $1.00               6/7/2001
Vali Nasr                                       50,000          4.2%                  $1.00               3/31/2001

-----------------------

(1) Options will expire 24 months after Mr. Andrus leaves the employ of the Company, anticipated to be January 11, 1998.

         The following table sets forth certain information with respect to options exercised during the year ended December 31, 1996 by those officers listed in the Summary Compensation Table.


               Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
                                                                        Number of Securities
                                                                       Underlying Unexercised     Value of Unexercised
                                Shares Acquired on                        Options at FY End     Money Options at FY End
             Name                        Exercise    Value Realized   Exercisable/Unexercisable Exercisable/Unexercisable
             ----               -----------------------------------   ------------------------- -------------------------

Kenneth S. Phillips                      0                  0               20,000/30,000           $20,000/$30,000
David L. Andrus                          0                  0              575,000/550,000         $276,875/$170,000
Vali Nasr                                0                  0                 50,000/0                 $50,000/$0


                                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

         The Company has employment agreements with Mr. Phillips, its President and Chief Executive Officer and ADAM has an employment agreement with Mr. MacKillop, the Executive Vice President and Chief Operating Officer of the Company. The Company also has an employment agreement with its former Executive Vice President, David Andrus. The agreement with Mr. Phillips is dated July 26, 1995, and is for a three-year term. Either party may terminate the agreement upon 90 days' prior notice. The agreement provides for a minimum salary of $240,000 ($300,000 if the Company has pre-tax profits of at least $1,000,000), 40% of the annual bonus pool (equal to 10% of the Company's pre-tax profits), a car allowance, and participation in the Company's other benefit plans. If the Company terminates the agreement without cause, it will be obligated to make severance payments to Mr. Phillips in an amount equal to two years' compensation. In addition, the agreement provides that any options granted to Mr. Phillips vest immediately upon his death or upon a change in control of the Company.

         The agreement with Mr. MacKillop is dated September 23, 1997, and is for a two-year term. ADAM may terminate the agreement at any time after the one-year anniversary of the date of the agreement by giving six months' prior written notice. The agreement provides for a minimum salary of $240,000, an annual bonus of up to $50,000, options to acquire 250,000 shares of Common Stock, and participation in the Company's other benefit plans.

         The Agreement with Mr. Andrus is dated July 26, 1995 and was amended in December 1996. It provides for a three year-term ending November 1998. Either party may terminate the agreement upon 90 days' prior notice. The agreement provides for a minimum salary of $240,000, options to acquire 1,000,000 shares of Common Stock, and participation in the Company's other benefit plans. If the Company terminates the agreement without cause, it will be obligated to make severance payments to Mr. Andrus in an amount up to one-years' compensation. In addition, the agreement provides that all options granted to Mr. Andrus vest immediately upon a change in control of the Company. On October 13, 1997, the Company notified Mr. Andrus that his affiliation with the Company as an employee will cease effective January 11, 1998. Pursuant to his employment agreement, Mr. Andrus will receive severance payments in an amount equal to his current salary, payable ratably on a semi-monthly basis for up to one year after his separation from the Company. Such payments will cease sooner in the event Mr. Andrus gains employment affording him comparable compensation.

Other Agreements

     In January 1995, the Company entered into an agreement with Ladenburg, pursuant to which Ladenburg agreed to assist the Company in financing efforts. Ladenburg was involved in the Company's transactions with Bedford. Mr. D. Porter Bibb, a principal of Ladenburg, was named to the Company's Board in September 1995.

         In July 1995, the Company entered into a transaction with Bedford pursuant to which Bedford loaned $1.2 million to the Company and received an option to loan up to an additional $1.8 million to the Company for a specified period of time and pursuant to certain call provisions. Each dollar loaned carried a ten-year warrant to purchase one share of the Common Stock at an exercise price of $1.00 per share. In connection with this funding and the related shareholder and investment agreements, Bedford received certain rights including, but not limited to, the right to elect two of the Company's five Directors, the right to receive options that mirrored certain issuances or option grants by the Company, and a security interest in all assets of the Company and its subsidiaries. Contemporaneous with the closing of the July 1995 transaction with the Company, Bedford also purchased 1 million shares of the Common Stock from Mr. Geman, the former Chief Executive Officer of the Company, thereby becoming a greater-than-10% shareholder of the Company. Between July 1995 and July 1996, the Company obtained the full $3.0 million financing from Bedford and certain assignees of Bedford (the "Bedford Loans"). In addition, the Company granted to Bedford certain other rights in connection with future debt and equity financings, including a right of first negotiation regarding future fundings, a 30-day exclusive negotiation period, and a right of first refusal to match unsolicited offers for financing. The Company also agreed to pay a $100,000 annual monitoring fee to Nevcorp Inc., which is owned by J.W. Nevil Thomas, who has been designated by Bedford to serve on the Company's Board.

         Also in July 1995, the Company's then Chief Executive Officer and a Director, Marc Geman, resigned. In connection with his resignation, Mr. Geman was entitled to severance payments totaling $180,000, due in monthly payments of $15,000. As of December 31, 1996, Mr. Geman had received all of the severance payments to which he was entitled. The Company also entered into an Indemnification Agreement with Mr. Geman under which the Company agreed to hold him harmless, in an amount not to exceed $100,000, for expenses incurred in defense of a then-pending investigation by the Commission. As of December 31, 1996, the Company had made a total of $50,786 in indemnification payments under that agreement.

         In December 1995 and January 1996, the Company issued a total of 482.5 units through a private offering (the "December 1995 Offering"), with each unit consisting of a convertible promissory note with a principal amount of $1,000 and a warrant to purchase 1,000 shares of Common Stock at an exercise price of $1.00 per share. During June 1996 the Company issued an additional 1,017.5 units through another private offering (the "June 1996 Offering") under substantially the same terms as the December 1995 Offering. The units issued in the December 1995 Offering and the June 1996 Offering were issued primarily to employees, business associates and affiliates of the Company or Bedford. In the June 1996 Offering, David L. Andrus, the Company's former Executive Vice President, purchased 100 units, thereby acquiring $100,000 of subordinated debt and receiving a promissory note and warrants to purchase 100,000 shares of Common Stock. In addition, certain other employees of the Company participated in the June 1996 Offering, purchasing a total of 162.5 units, thereby acquiring $162,500 of subordinated debt and receiving promissory notes and warrants to purchase 162,500 shares of Common Stock. Mr. Andrus and the other Company employees participated in the June 1996 Offering on the same terms as all other investors. The purchasers of units in the December 1995 Offering and/or the June 1996 Offering received registration rights with respect to the shares of Common Stock underlying the warrants.

         In November 1996 the Company borrowed $250,000 (the "November 1996 Loan") to fund working capital requirements pending the closing of a private placement of Common Stock in December 1996. The lenders included Messrs. Phillips and Andrus, the Company's President and Chief Executive Officer and Executive Vice President, respectively, and certain other employees of the Company. Bedford, a shareholder affiliate of the Company, and KBW, the placement agent for the December 1996 Offering, were also lenders. The loans were evidenced by 12% notes to be repaid on the earlier of the closing of the December 1996 Offering or March 31, 1997. The lenders also received warrants to purchase a total of 25,000 shares of Common Stock at a price of $1.625 per share and registration rights with respect to the shares of Common Stock underlying the warrants.

         In December 1996, the Company completed a private placement of 5,177,000 shares of Common Stock at a price of $2.125 per share (the "December 1996 Offering"). A portion of the proceeds of the December 1996 Offering were used (1) to repay interest due and owing on the promissory notes issued in connection with the December 1995 Offering and June 1996 Offering, including the notes held by the father and brother of Mr. Phillips, the Company's Chief Executive Officer, Mr. Andrus, the Company's former Executive Vice President, and certain employees of the Company, (2) to repay interest due and owing under the Bedford Loans, (3) to repay a portion of the principal on the Bedford Loans and (4) to repay the November 1996 Loan (including the notes held by Mr. Phillips, certain other members of the Company's management and Mr. Andrus ). Mr. Emmett Daly, a Director of the Company since February 1997, is Senior Vice President of Corporate Finance of KBW, the placement agent in the December 1996 Offering.

         Simultaneous with the closing of the December 1996 Offering, the Company completed a restructuring of its debt and a partial restructuring of its outstanding Preferred Stock (the "December 1996 Restructuring"). The December 1996 Restructuring involved (1) the payment of all outstanding interest on the Bedford Loans, the repayment to Bedford and its assignees of $1,976,250 of outstanding principal on the Bedford Loans, the exercise by Bedford and its assignees of warrants to purchase 1,023,750 shares of Common Stock and the delivery by Bedford and its assignees of canceled promissory notes in the amount of $1,023,750 in satisfaction of the exercise price of the warrants, the cancellation of the remaining warrants to Bedford and its assignees, and the issuance to Bedford and its assignees of new warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $2.125 per share; (2) the issuance of 1,500,000 shares of Common Stock upon the exercise of warrants issued to investors in connection with the Company's private placement of promissory notes and warrants in the December 1995 Offering and the June 1996 Offering, the delivery of canceled promissory notes in the aggregate principal amount of $1,500,000 in satisfaction of the exercise price of such warrants, the payment by the Company of all outstanding interest due and owing on such notes as of the exercise date and the issuance to the holders of such warrants of new warrants to purchase up to 150,000 shares of Common Stock; (3) the repayment of the November 1996 Loan, and (4) the conversion of 173,120 shares of Preferred Stock into 238,043 shares of Common Stock, resulting in a reduction in the Company's cumulative dividend obligation to the holders of Preferred Stock from $583,576 as of September 30, 1996 to $322,700 as of as of January 31, 1997. A portion of the conversion of shares of Preferred Stock into Common Stock was effected in January 1997. The new warrants issued by the Company to Bedford and others as described in clauses (1) and (2) are referred to hereafter as the "New Warrants." With respect to the transactions described in clause (2), the brother and father of Mr. Phillips, the Company's President and Chief Executive Officer, Mr. Andrus, the Company's former Executive Vice President, and certain other employees of the Company, participated on the same terms as the other parties.

         The New Warrants are exercisable over a period of five years, at an exercise price of $2.125 per share. Registration rights were granted with respect to the Common Stock received upon the exercise of the old warrants and the shares of Common Stock underlying the New Warrants. The New Warrants contain adjustment provisions relating to the exercise price per share and the number of shares of Common Stock to be issued upon their exercise in the event of issuances of additional shares of Common Stock (including through the issuance of options, rights or warrants to purchase Common Stock or securities convertible into Common Stock) by the Company at a price below market price, certain extraordinary dividends and distributions on the Common Stock, stock splits or other reclassifications of the outstanding shares of Common Stock, and any merger, consolidation or reorganization involving the Company or a transfer by the Company of substantially all of its assets or properties.

         As a result of the December 1996 Restructuring, all $3 million in outstanding debt previously owed by the Company to Bedford and its assignees has been eliminated and Bedford now beneficially owns Common Stock representing approximately 13.3% of the outstanding Common Stock. Bedford has also relinquished certain rights held by it and its right to elect Directors of the Company has been modified so that Bedford now has the right to designate one Director so long as it holds at least 10% of the outstanding Common Stock. In addition, at least one additional Director must be acceptable to Bedford and the Company so long as Bedford owns at least 5% of the outstanding Common Stock. Bedford also retained demand and piggyback registration rights with respect to restricted securities acquired by it from the Company. In connection with the December 1996 Restructuring, the Company's consulting agreement with Nevcorp, Inc. was terminated.

         In January 1997, the Company provided assistance to Mr. Phillips, the Company's President and Chief Executive Officer, by pledging cash collateral in the amount of $1,890,000 to a bank in connection with the bank's loan to KP3, LLC ("KP3"), a company owned and controlled by Mr. Phillips. The loan was for the purpose of financing payment of the deferred portion of the purchase price of 1,643,845 shares of the Company's Common Stock owned by KP3 (the "KP3 Shares") that were purchased from a former officer of the Company at the time of his departure. The Company has agreed to provide collateral for the loan for up to two years and to lend funds to KP3 to service interest payments on the loan during that period. To date, the Company has lent $96,000 to KP3 specifically to service interest payments on the loan. KP3 has agreed to reimburse the Company for all amounts paid by the Company toward the loan or for collateral applied to the loan, including interest at an annual rate of 9% and has granted the Company a security interest in the KP3 Shares. Such loan was restructured through a different broker on October 1, 1997. In connection therewith, the collateral pledge by the Company in connection with the loan was reduced to $1,400,000 and the Company released 350,000 of the KP3 Shares previously held as collateral. The new loan due date is December 31, 1998.

         The Bylaws of the Company were amended in December 1996 to set the number of members of the Board at seven. Under subscription agreements with investors in the December 1996 Offering, those investors are entitled to designate one director and one additional director is to be mutually acceptable to the Company and such investors. The mutually acceptable director is currently Emmett J. Daly, a Senior Vice President of KBW. The director to be designated by the investors is Mr. Hyde.

     Under a Shareholders Agreement among Bedford, the Company, Mr. Phillips, Mr. Andrus and Phillips & Andrus, LLC, (1) Bedford is entitled to designate one director and one additional director is to be reasonably acceptable to Bedford and Messrs. Phillips and Andrus and (2) Messrs. Phillips and Andrus are entitled to designate three directors, including one member of senior management designated after the date of the agreement. Mr. Thomas is currently the director designated by Bedford and Messrs. Phillips and MacKillop are two of the three directors they are entitled to designate. The director acceptable to Bedford and Messrs. Phillips and Andrus is currently Mr. Bibb. The remaining director, who is to be a member of senior management has not yet been designated by Messrs. Phillips and Andrus.

ADAM Acquisition

         On September 24, 1997, the Company completed the acquisition of ADAM, a financial services and investment advisory company headquartered in Atlanta, Georgia. ADAM has provided investment consulting services to institutional investors since 1973. ADAMS's primary services are based around mutual funds. ADAM offers 17 model portfolios constructed using no-load mutual funds and funds available at net asset value. These "standard" portfolios consist of 5 global tactical asset allocation portfolios, 5 global strategic asset allocation portfolios and 7 asset class portfolios that concentrate on narrow asset class groups. ADAM also has 5 strategic asset allocation portfolios constructed using mutual funds that invest in companies that are identified as operating in a socially responsible manner. ADAM's mutual fund portfolios are also offered as options for use by 401(k) plans and with several insurance companies within variable life and variable annuity contracts. ADAM has a staff of approximately 20 people, all of whom are either located in its corporate headquarters in Atlanta, Georgia or in the Company's Denver offices. ADAM has one wholly-owned subsidiary, Optima, which it acquired in 1995. Optima provides mutual fund wrap services to clients. Scott A. MacKillop, a Director and the Company's Executive Vice President since September 24, 1997, was a 5% shareholder of ADAM.

         The agreement providing for the acquisition of ADAM by the Company provided that the Company would acquire all of the outstanding capital stock of ADAM for up to $9.0 million in cash and up to $200,000 in Common Stock if certain conditions are met over time. In addition, the Company agreed to assume the normal operating liabilities of ADAM at closing of the acquisition, estimated to be approximately $1.6 million. At the closing of the ADAM transaction, the Company paid $5,000,000 in cash for all of the common stock of ADAM, and pursuant to the agreement governing the transaction, may, upon the occurrence of certain contingent events, be obligated to make additional payments of a maximum of $2,000,000 on the first anniversary of the closing and $2,000,000 on the second anniversary of the closing. ADAM is now a wholly owned subsidiary of the Company, and the Company anticipates that ADAM will continue to operate as a wholly owned subsidiary of the Company in the near future.

                                    PROPOSAL TWO--CONVERSION OF PREFERRED STOCK

         For the reasons set forth below, the Board believes that the best interests of the Company and its shareholders will be served by amending the Company's Articles of Incorporation to provide for the automatic conversion, on the date the amendment to the Articles of Incorporation is filed with the
Colorado Secretary of State (the "Conversion Effective Date"), of each outstanding share of the Company's Preferred Stock, together with any and all accrued but unpaid dividends through the Conversion Effective Date, into 1.375 shares of the Company's Common Stock (the "Conversion Amendment"). The Board has unanimously approved and recommends a vote FOR the Conversion Amendment.

         Holders of Preferred Stock should note that the Board is also proposing to the holders of the Common Stock a Reverse Stock Split proposal whereby the Common Stock would be split on a 1 for 4 basis. Accordingly, should the Conversion Amendment and the Reverse Stock Split proposal be approved at the Meeting, after taking account of the conversion of the Preferred Stock into Common Stock and then the reverse split of the Common Stock, each share of Preferred Stock would be converted into .34375 shares of Common Stock. (See "Proposal Three--Reverse Split of the Common Stock")

         On the date of this Proxy Statement, there were 138,182 shares of Preferred Stock outstanding. The holders of the Preferred Stock are entitled to receive dividends at the rate of $0.325 per share per annum. Such dividends are payable when and as declared by the Board, semi-annually on January 15 and July 15 of each and every year. As of September 30, 1997, the Company was in arrears in the amount of approximately $275,964 in the payment of accrued dividends on the outstanding Preferred Stock, (each outstanding share of Preferred Stock is entitled to a cumulative dividend of approximately $2.00). In addition, at the option of the Company, the Preferred Stock may be redeemed in whole or in part, at any time at a price of $2.75 per share, plus unpaid cumulative dividends, upon 45 days' prior written notice. Redemption can only occur if certain conditions, which have not occurred as of the date of this Proxy Statement, are satisfied. Finally, upon liquidation or dissolution of the Company, holders of the Series A Preferred are entitled to a preference over the holders of Common Stock in an amount per share equal to the original purchase price attributed to a share of Series A Preferred ($2.50), plus all unpaid cumulative dividends. The Company currently intends to retain all earnings for the continued growth and development of its business and has no plans to pay cash dividends in the future. Because the Company has no plans to make such dividend payments, the Board believes that it will be in the best interests of the Company and its shareholders, including both the holders of the Preferred Stock and the holders of the Common Stock, to convert the outstanding Preferred Stock into Common Stock.

Reasons for the Conversion Amendment

         The Board believes that the Conversion Amendment is important to the Company's present and future growth and profitability. The Board further believes that future operating income should be invested in the Company's business for the Company to return to sustained, profitable operations.

         As part of its analysis of the Company's financial condition, the Board has considered the Company's obligations on the outstanding Preferred Stock. The Board has considered that: (1) the Company's operating income has been insufficient to make dividend payments on the Preferred Stock or the Common Stock; (2) the dividend arrearage on the Preferred Stock was approximately $275,964 as of September 30, 1997; and (3) the Board does not intend to pay this amount or any future dividends for the foreseeable future. With respect to the conclusion in clause (3) of the preceding sentence, the Board considered the Company's internal financial projections but otherwise conducted no specific financial analysis. The Board concluded that the dividend arrearage and the cumulative nature of the Preferred Stock dividend could have a negative effect on the Company's ability to borrow money necessary to finance its operations and could make the Company less attractive to investors, resulting in reduced prices of and limited trading in the Common Stock to the detriment of all shareholders. The Board determined that the Company's best option consisted of a shareholder-approved reorganization of the capital structure to remove the Preferred Stock dividend.

         The Board has also considered the impact of the Preferred Stock on the Company's ability to effectively and efficiently raise additional capital. The Company has registered Common Stock under the Securities Act of 1933 using a Form SB-2 Registration Statement. In the future with respect to secondary sales of such securities, it would be much more efficient and cost-effective for the Company to use a Form S-3 Registration Statement. However, as long as the Company is in default with respect to the Preferred Stock dividend obligations, it may be unable to use a Form S-3 Registration Statement.

         An additional reason in support of the Board's recommendation that the outstanding Preferred Stock be converted into Common Stock is the current and future lack of liquidity with respect to the Preferred Stock. As mentioned above, the Company is currently unable to pay the dividend arrearage with respect to the Preferred Stock. The Preferred Stock is neither convertible nor, under the present circumstances, redeemable by the Company. Therefore, because there is no existing public market for the Preferred Stock, the holders of the Preferred Stock have no way to realize the value of their investment therein. The proposed conversion of the Preferred Stock into Common Stock would allow existing holders of the Preferred Stock to trade such Common Stock in the existing public market for such Common Stock, subject to any applicable restrictions under the Securities Act. Moreover, if both Proposal 2 and Proposal 3 are approved, the Company could potentially list the Common Stock on the Nasdaq Small Cap Market, potentially furthering the marketability of the Common Stock. (See "Proposal Three--Reverse Split of the Common Stock")

         The amendment to the Company's Articles of Incorporation necessary to convert the Preferred Stock into Common Stock requires the approval of two-thirds of all outstanding shares of Common Stock and Preferred Stock voting as separate classes, as described in this Proxy Statement. The conversion ratio being offered to the holders of Preferred Stock is equal to the conversion ratio (the "December Conversion Ratio") offered to certain holders of Preferred Stock as part of the December 1996 Restructuring described above. The December Conversion Ratio was determined based on (1) the Board's considered evaluation of what the holders of the Preferred Stock would accept and (2) subsequent negotiations with such holders. The Board believes that the outstanding Preferred Stock should be converted into Common Stock on the same basis as was used in the December 1996 Restructuring, and so the conversion ratio used in the Conversion Amendment is the same as the December Conversion Ratio.

         The Conversion Amendment allows all existing shareholders the opportunity to participate in the future of the Company. The Board believes that the Conversion Amendment is fair to and in the best interests of the holders of Preferred Stock because it provides them with increased liquidity and/or participation in the Company's future that they would not otherwise have, and that it is fair to and in the best interests of the holders of Common Stock because it provides them a participation in the Company's future as compared to what they would receive as a liquidation payment were the Company liquidated currently at book value.

Securities Law Treatment of Conversion

         The Company believes that the Conversion will be exempted from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Section 3(a)(9) of the Securities Act. Accordingly, shares of Common Stock issued upon Conversion would not be restricted securities under the Securities Act and would be freely tradeable.

Amendment to Articles of Incorporation

         If the Conversion Amendment is approved, the Company's Articles of Incorporation would promptly be amended to reflect the mandatory conversion of the Preferred Stock. A copy of the proposed amendment to the Articles of Incorporation is attached to this Proxy Statement as Exhibit A.

Effects of Conversion Amendment

         If the shareholders approve the Conversion Amendment, on the Conversion Effective Date the outstanding shares of Preferred Stock, together with any and all accrued but unpaid dividends through the Conversion Effective Date, will automatically be converted into shares of Common Stock on the basis of 1.375 shares of Common Stock for each share of Preferred Stock AND THE HOLDERS OF PREFERRED STOCK WILL NO LONGER BE ENTITLED TO RECEIVE DIVIDENDS ON THE PREFERRED STOCK, WILL NO LONGER BE ENTITLED TO ANY LIQUIDATION PREFERENCE, AND WILL NO LONGER HAVE ANY OF THE OTHER RIGHTS ASSOCIATED WITH THE PREFERRED STOCK. Each stock certificate representing issued and outstanding shares of Preferred Stock will automatically represent the proportionate number of shares of Common Stock. The holders of Preferred Stock may, but are not required to, exchange their existing Preferred Stock certificates for certificates representing the proportionate number of shares of Common Stock. If not exchanged earlier, the Preferred Stock certificates will be exchanged for certificates representing the proportionate number of shares of Common Stock at such time as a holder surrenders the certificates for the purpose of transferring shares to another person.

Treatment of Fractional Shares

         No fraction of a share will be issued upon the conversion of the Preferred Stock. In lieu of issuing any fraction of a share, each holder of Preferred Stock will be paid the cash equivalent of such fraction based on the market value thereof on the Conversion Effective Date, determined as follows: the market price per share of Common Stock on the Conversion Effective Date will be deemed to be the average of the high and low bids as reported on the over-the-counter market in the National Quotation Bureau's Listing for the 15 consecutive business days ending 5 business days before the Conversion Effective Date. The Company anticipates that payment for fractional shares will be made as soon as practicable after consummation of the Conversion. In the event that Proposal Two and Proposal Three are both approved, payment for fractional shares will be made after consummation of both the Conversion and the Reverse Stock Split. (See "Proposal Three--Reverse Split of the Common Stock")

The Company's Capital Structure

         The following table illustrates the principal effects on the Company's outstanding capital stock of converting the Preferred Stock into Common Stock:



                                          Number of Shares of Capital Stock
                                                  Before Conversion                        After Conversion

Common Stock
Authorized                                         50,000,000                              50,000,000
                                                   ==========                              ==========
Issued and Outstanding                             19,431,610                              19,621,610

Preferred Stock
Authorized                                          5,000,000                               5,000,000
Issued and Outstanding                                138,182                                       0
Available for Future Issuance                       4,861,818                               5,000,000


         The following table sets forth: (1) the capitalization of the Company as of September 30, 1997 and (2) the pro forma capitalization of the Company after giving effect to the Conversion Amendment.


                                                                                 As of September
                                                                                  30, 1997 ($)          Pro Forma
Liabilities:

         Accounts payable                                                                 1,163,851          1,163,851
         Accrued expenses                                                                   612,386            612,386
         Other liabilities                                                                  136,948            136,948
         Deferred revenue                                                                 1,391,999          1,391,999
         Notes payable                                                                      368,426            368,426
         Obligations under capital leases                                                   382,655            382,655

              Income Tax Payable                                                              2,152              2,152
Total Liabilities                                                                         4,058,414          4,058,414

Shareholders' Equity (Deficit):
          Preferred stock, no par value, authorized 5,000,000 shares; issued                345,455                  0
          and outstanding, 138,182 and 0 shares
          Common stock, $.01 par value, authorized, 50,000,000 shares,                      415,475            417,375
          issued and outstanding, 19,431,610 and 19,621,610 shares



                                                        14





                                                                                 As of September
                                                                                  30, 1997 ($)          Pro Forma
          Additional paid-in capital                                                     22,704,222         23,047,777
          Deficit                                                                      (12,499,720)       (12,499,720)

          Total Shareholders' Equity (Deficit)                                           10,965,432         10,965,432

The Company's Common Stock

          The Company's Common Stock (symbol: PMCI) currently trades in the over-the-counter market in the National Quotation Bureau's Listing, also known as the Bulletin Board. The following table shows the high and low bid prices of the Company's Common Stock for the periods indicated. These quotations reflect inter-dealer prices without retail markup, markdown, or commissions and may not represent actual transactions.


Time Period                                   High Bid                   Low Bid
1995
----
First Quarter                                 $1.25                      $0.6875
Second Quarter                                $0.6875                    $0.50
Third Quarter                                 $1.3125                    $0.5625
Fourth Quarter                                $1.625                     $0.75
1996
First Quarter                                 $1.00                      $0.625
Second Quarter                                $1.8125                    $0.9375
Third Quarter                                 $2.0625                    $1.375
Fourth Quarter                                $2.00                      $1.375
1997
First Quarter                                 $2.50                      $2.00
Second Quarter                                $2.50                      $1.625
Third Quarter                                 $1.9375                    $1.25
Fourth Quarter(1)                             $1.875                     $1.50

          (1) Through November 24, 1997.

          The Company currently has outstanding a total of 138,182 shares of Series A Preferred Stock. As of September 30, 1997, the Company was in default in the payment of dividends on the Series A Preferred Stock in the amount of $274,964. No dividends may be paid on the Common Stock if dividends payable on the Series A Preferred Stock are in arrears.

          The Company has never paid dividends on its Common Stock and currently intends to retain all earnings for the continued growth and development of its business and has no plans to pay cash dividends in the future. Any change in the Company's dividend policy will be made in the discretion of the Company's Board in light of the Company's future earnings, financial condition and capital requirements and of general business conditions and other factors that cannot now be predicted.

Federal Income Tax Consequences of the Conversion Amendment

          The following discussion of the federal income tax consequences of the conversion of Preferred Stock into Common Stock as contemplated in the Conversion Amendment is for general information only. This summary is based upon laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change. This discussion does not cover all aspects of federal taxation that may be relevant and it does not address state, local, foreign or other tax laws. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed conversion. Income tax consequences to the holders of the Preferred Stock whose shares will be converted into Common Stock may vary from the federal tax consequences described generally below. HOLDERS OF PREFERRED STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONVERSION AMENDMENT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

          The conversion has been structured so that it will qualify as a nontaxable recapitalization under section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). Although the Company believes that the conversion will so qualify, no tax opinion will be received with respect to the transaction. As a nontaxable recapitalization, the Company will not recognize gain or loss as a result of the transaction.

          With respect to the converting shareholders, if the conversion qualifies as a nontaxable recapitalization, no gain or loss will be recognized on the exchange of the Preferred Stock for Common Stock, except to the extent that a portion of the Common Stock is considered as payment of the dividend arrearages with respect to the Preferred Stock. In general, to the extent the value of the Common Stock received exceeds the issue price of the Preferred Stock surrendered (which is believed to be $2.50 per share) the excess payment will be treated as a partial payment of the dividend arrearages on the Preferred Stock. A payment on the dividend arrearages will be taxed under the priority system of section 301 of the Code (which is, first, ordinary income to the extent of the current or accumulated tax earnings of the Company, then as a return of tax basis in the Preferred Stock, and the balance as gain from the disposition of the Preferred Stock).

          Any cash received in lieu of a fractional share of Common Stock will be treated as a sale transaction with respect to the fractional share of Common Stock that otherwise would have been received.

          The tax basis of the Common Stock received will be equal to the tax basis of the Preferred Stock surrendered, reduced for any return of basis under section 301, as described above, and reduced for any basis applied in computing the gain from the receipt of cash in lieu of a fractional share.

Voting Requirements

          Each holder of Common Stock and each holder of Preferred Stock is entitled to one vote per share held. With respect to the Conversion Amendment, the Preferred Stock and the Common Stock are entitled to vote as separate classes.

          The affirmative vote of holders of two-thirds of all outstanding shares of Common Stock and Preferred Stock of the Company voting as separate classes is required for approval of the Conversion Amendment. Proxies solicited by the Board will be voted FOR approval of the Conversion Amendment. Shareholders are not entitled to cumulate votes.

          For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the Conversion Amendment is considered to be present and entitled to vote on the approval of the Conversion Amendment at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote on the Conversion Amendment shall not be considered present and entitled to vote on the Conversion Amendment.

          A copy of the proposed amendment to the Articles of Incorporation effecting the Conversion Amendment is set forth on Exhibit A, attached to this Proxy Statement and incorporated herein by reference; provided, however, that the text of the proposed amendment is subject to change as may be required by the Colorado Secretary of State, and the Board may make any and all changes to the Certificate of Amendment to the Articles of Incorporation relating to the amendment that it deems necessary to file the document with the Colorado Secretary of State, and give effect to the Conversion Amendment described in Proposal Two.

          Shareholders should note that a vote with respect to the Conversion Amendment is independent of a vote with respect to the Reverse Stock Split, and neither of these proposals is conditioned upon the approval of the other. Therefore, if the Conversion Amendment is approved but the Reverse Stock Split is not, then the Company's outstanding Preferred Stock will be converted into Common Stock as described above but the Company will not effectuate the Reverse Stock Split. Likewise, if the Reverse Stock Split is approved but the Conversion Amendment is not, then the Company's outstanding Preferred Stock will remain outstanding and the Company will effect the Reverse Stock Split.

          The Board recommends a vote FOR this Proposal Two to approve the amendment to the Company's Articles of Incorporation to convert the Company's outstanding Preferred Stock into Common Stock.


                               PROPOSAL THREE--REVERSE SPLIT OF THE COMMON STOCK

General

          At the Meeting, holders of the Company's Common Stock will also vote on a proposal to amend the Articles of Incorporation to effect a one-for-four reverse stock split (the "Reverse Stock Split"). If the Reverse Stock Split is approved by the holders of the Company's Common Stock at the Meeting, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its shareholders. In such event, the Reverse Stock Split would become effective upon the date (the "Reverse Stock Split Effective Date") of the filing of an amendment to the Articles of Incorporation effecting the Reverse Stock Split. A copy of such amendment is set forth as Exhibit B hereto.

          The Board of Directors has authorized, subject to Shareholder approval, a one-for-four Reverse Stock Split of the Company's outstanding Common Stock. The Board selected a one-for-four Reverse Stock Split based on its determination that such a Reverse Stock Split would result in greater marketability and liquidity of the Common Stock, based upon prevailing and anticipated market conditions and other relevant factors.

          Any shareholder entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split will, in lieu thereof, receive either cash in lieu of a fractional share or scrip evidencing that fraction of a share of Common Stock as described below.

Purpose and Effect of the Reverse Stock Split

          The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock. The Reverse Stock Split could enhance the acceptability of the Common Stock by the financial community and the investing public.

          The Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios, among other reasons. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

          The Common Stock is currently traded in the over-the-counter market under the symbol "PMCI". One current goal of the Board is to have the Common Stock listed on the Nasdaq Small Cap Market. The Board feels that having the Common Stock listed on a national market will result in the increased tradeability of the shares with a much broader market for the stock. Under listing requirements recently adopted by the National Association of Securities Dealers (the "NASD"), and submitted to the Commission, to be included in the Nasdaq Small Cap Market, among other requirements: (i) an issuer must have net tangible assets of $4,000,000 and (ii) its common stock must have a minimum bid of at least $4.00 per share. While the Company currently satisfies that net tangible assets requirement for inclusion on the Nasdaq Small Cap Market, it does not satisfy the minimum per share bid price. The Reverse Stock Split is intended to raise the minimum bid on the Common Stock above the $4.00 level required for initial listing on the Nasdaq Small Cap Market. On November 23, 1997, the last reported sale price for the Common Stock was $1.8125. If effectuated, the Reverse Stock Split may raise the minimum bid for the Common
Stock above the $4.00 threshold. Due to market uncertainties beyond the Company's control, however, there can be no assurance that the Reverse Stock Split will raise the minimum bid for the Common Stock above $4.00. Moreover, even if such Reverse Stock Split is accomplished and the Common Stock has a minimum bid that exceeds $4.00, future operating losses or acquisitions involving intangibles could result in reductions of the Company's net tangible assets below the minimum required for listing on the Nasdaq Small Cap Market.

          There can be no assurance that any positive effects will occur with respect to the shares of Common Stock as a result of the Reverse Stock Split, including without limitation that the market price per share of New Common Stock after the Reverse Stock Split will either exceed or remain in excess of the current market price. Further, there can be no assurance that the market for the Common Stock will be improved. Holders of the Company's Common Stock should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

          The Company does not anticipate that any Reverse Stock Split will result in a reduction in the number of holders of Common Stock, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of the Common Stock on National Association of Securities Dealers' Electronic Bulletin Board, or the Company's being no longer subject to the periodic reporting requirements of the Securities and Exchange Commission under the Exchange Act.

          After giving effect to the settlement of fractional shares of Common Stock as described herein, there will be no material differences between the rights of the shares of Common Stock outstanding prior to the Reverse Stock Split and those to be outstanding after the Reverse Stock Split is effected. Holders of the Company's Common Stock have no right under Colorado law to dissent from the Reverse Stock Split.

          Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain at 50,000,000 shares, or the number of authorized shares of Preferred Stock, which will remain at 5,000,000. Other than the treatment of fractional shares discussed below, proportionate voting rights and other rights of the holders of Common Stock will not be altered by the Reverse Stock Split.

          Other than the treatment of fractional shares discussed below, the proposed Reverse Stock Split would not change the Shareholders' equity or interest in the Company, and the book value of the number of shares outstanding immediately after the Reverse Stock Split would be equal to the book value of the number of shares outstanding immediately prior to the Reverse Stock Split. Total shareholders' equity would therefore remain unchanged.

          Holders of the Company's Common Stock should note that certain disadvantages may result from the approval of this Proposal Three and the effectuation of the Reverse Stock Split. In such event, the number of outstanding shares of Common Stock would be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

          The Reverse Stock Split would have the effect of decreasing the number of shares of Common Stock outstanding from 19,431,610 to approximately 4,857,900 (assuming that no additional shares of Common Stock are issued by the

Company after the record date of the Meeting). In the event Proposal Two is approved and the Conversion of the Preferred Stock has been effected, the Reverse Stock Split would have the effect of decreasing the number of shares of Common Stock outstanding from 19,621,610 to approximately 4,905,400. The Common Stock will continue to be par value, $.01 per share, common stock following any Reverse Stock Split.

          If Proposal Three is approved, at least ten days prior to the Reverse Stock Split Effective Date, the Company intends to issue a press release regarding the planned Reverse Stock Split, notify its primary market makers, and notify its transfer agent. On the Reverse Stock Split Effective Date, each share of Common Stock issued and outstanding prior thereto (the "Old Common Stock"), will be reclassified as and changed into one-quarter (1/4th) of a share of the Company's Common Stock, par value $.01 per share (the "New Common Stock"), subject to the treatment of fractional interests. Shortly after the Reverse Stock Split Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common stock.

Treatment of Fractional Shares and Scrip

          No fraction of a share will be issued upon the effectuation of the Reverse Stock Split. If Proposal Two and Three are approved, in lieu of issuing any fraction of a share of New Common Stock in effectuating the Reverse Stock Split, each holder of Common Stock of the Company will be paid the cash equivalent of such fraction based on the market value thereof on the Reverse Stock Split Effective Date, determined as follows: the market price per share of Common Stock on the Reverse Stock Split Effective Date will be deemed to be the average of the high and low bids as reported on the over-the-counter market in the National Quotation Bureau's Listing for the 15 consecutive business days ending 5 business days before the Reverse Stock Split Effective Date. For example, assume a holder of Common Stock held 750 shares of Common Stock immediately prior to the Reverse Stock Split Effective Date. Upon conversion, the shareholder would receive 187 shares of New Common Stock. In addition, assuming the average of the high and low bids as reported on the over-the-counter market in the National Quotation Bureau's Listing for the 15 consecutive business days ending 5 business days before the Reverse Stock Split Effective Date was $2.00, the shareholder would receive $4.00 in exchange for his .5 "fractional" shares of the Company that would not be converted into New Common Stock ($2.00 times .5 times the conversion ratio of 4).

          In the event Proposal Two is not approved but Proposal Three is, those holders of Old Common Stock whose shares are not evenly divisible by four (4) will not receive cash as described above but will instead receive scrip evidencing fractional shares of New Common Stock ("Scrip"). Such Scrip will not carry any voting or other rights as a shareholder under Colorado law, but the Scrip may be exchanged with the Company if combined with other Scrip equaling one share of New Common Stock. The reason for this difference in treatment is because if Proposal Two is not approved and the Preferred Stock remains outstanding, the Company's Articles of Incorporation provide that no cash payment may be made upon any class of stock of the Company if dividend payments on the Preferred Stock are then currently in arrears. Accordingly, if Proposal Two is not approved, because the Company's Articles of Incorporation prohibit the cash payment for fractional shares, in order to effectuate the Reverse Stock Split, the Scrip treatment of fractional shares would be necessary.

Federal Income Tax Consequences of the Reverse Split

          The following discussion of the federal income tax consequences of the Reverse Stock Split is for general information only. This summary is based upon laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change. This discussion does not cover all aspects of federal taxation that may be relevant and it does not address state, local, foreign or other tax laws. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. Income tax consequences to the holders of the Common Stock may vary from the federal tax consequences described generally below.
HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REVERSE STOCK SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

          The Reverse Stock Split has been structured so that it will qualify as a nontaxable transaction under the Code. Although the Company believes that the transaction will so qualify, no tax opinion will be received with respect to the transaction. As a nontaxable transaction, the Company will not recognize gain or loss as a result of the transaction.

          With respect to holders of common stock, if the Reverse Stock Split qualifies as a nontaxable transaction, no gain or loss will be recognized by such holders, the aggregate tax basis of the New Common Stock received (including any Scrip received) will be the same as the tax basis of the Old Common Stock surrendered, and the holding period of the New Common Stock (including any Scrip received in lieu of a fractional share) will include the holding period of the Old Common Stock surrendered. Any cash received in lieu of a fractional share of New Common Stock will be treated as a sale transaction with respect to the fractional share that would otherwise be received.

          THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT OT THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Vote Required

          The affirmative vote of the holders of two-thirds of the shares of Common Stock outstanding and entitled to vote at the Meeting will be required to approve the Reverse Stock Split. If approved, Proposal Three will become effective upon the filing of Articles of Amendment to the Articles of Incorporation of the Company by the Secretary of State of Colorado, which is expected to follow shortly after the approval, if at all, of Proposal Three. A copy of the proposed amendment to the Articles of Incorporation effecting the Reverse Stock Split is set forth on Exhibit B, attached to this Proxy Statement and incorporated herein by reference; provided, however, that the text of the proposed amendment is subject to change as may be required by the Colorado Secretary of State, and the Board may make any and all changes to the Certificate of Amendment to the Articles of Incorporation relating to the amendment that it deems necessary to file the document with the Colorado
Secretary of State, and give effect to the Reverse Stock Split described in Proposal Three. The Board of Directors will be authorized, without a further vote of the Shareholders, to abandon the Reverse Stock Split and determine not to file the Amendment to the Articles of Incorporation effecting the Reverse Stock Split if the Board concludes that such action would be in the best interests of the Company and its Shareholders.

          Shareholders should note that a vote with respect to the Reverse Stock Split is independent of a vote with respect to the Conversion Amendment, and neither of these proposals is conditioned upon the approval of the other. Therefore, if the Reverse Stock Split is approved but the Conversion Amendment is not, then the Company's outstanding Preferred Stock will remain outstanding and the Company will effect the Reverse Stock Split. Likewise, if the Conversion Amendment is approved but the Reverse Stock Split is not, then the Company's outstanding Preferred Stock will be converted into Common Stock as described above but the Company will not effectuate the Reverse Stock Split.

          The Board recommends a vote FOR this Proposal Three to approve the amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split.


                              PROPOSAL FOUR--THE COMPANY'S EQUITY INCENTIVE PLAN

General

          At the Meeting, the Company's shareholders will be asked to consider and vote upon a proposal to approve the Company's Equity Incentive Plan (the "Plan"). The Plan will be effective on the date that it is adopted by the Company's Board of Directors, and as of such time, the Board may grant awards of options pursuant to the Plan. However, until shareholder approval is obtained, no option can be exercised and if shareholder approval is not obtained, all awards granted under the Plan will be canceled.

          The Plan was adopted by the Company's Board of Directors on November 12, 1997. The Board believes that approval of the Plan is in the best interests of the Company. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the company's future performance through awards of options and stock bonuses.

          The following is a summary of the principal provisions of the Plan and is not intended to be complete. For your convenience, the Plan has been reproduced in its entirety in Exhibit C to this Proxy Statement, and the Company's shareholders are urged to review the full text of the plan. Tax information related to the Plan follows this summary.

          Capitalized terms not defined in this section shall have the meaning given to them in the Plan.

Administration

          The Plan permits a Committee of the Board to administer the Plan (except with regard to issuances of Options to non-employee directors which will be administered by the Board). The Committee is comprised of at least two members of the Board, all of whom are outside directors and "disinterested persons." "Disinterested persons" and "outside directors" are defined in the Plan and comply with definitions given such terms under the Exchange Act and
Section 162(m) of the Code, respectively. References herein to the "Committee" mean either the committee appointed to administer the Plan or the Board. Subject to the terms of the Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Plan or any awards granted thereunder and to modify awards granted under the Plan. The interpretation by the Committee of any of the provisions of the Plan or any award granted under the Plan is final and conclusive, unless such interpretation is in contravention of any express term of the Plan.

Eligibility

          The Plan provides that awards may be granted to such employees, directors, and consultants of the Company or any Affiliated Corporation as the Committee may determine. As of November 26, 1997, approximately 88 people would be eligible to participate in the Plan.

Stock Reserved for Issuance

          The stock subject to awards under the Option Plan consists of shares of the Company's Common Stock reserved for issuance thereunder. The aggregate number of shares that may be issued under awards pursuant to the Plan is 500,000 (or, if Proposal Three is not approved, 2,000,000). In addition, shares that are subject to issuance upon exercise of an option under the Plan but cease to be subject to such option for any reason (other than the exercise of such option), that are subject to an award granted under the Plan but are forfeited or repurchased by the Company at the original issue price, and that are subject to an award that terminates without shares being issued, will be available for grant and issuance under the Plan.

          Because the officers and employees who may participate and the amount of their options are determined by the Committee, in its sole discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers and employees and consultants. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 100,000 (or, if Proposal Three is not approved, 400,000) Shares.

Terms of Options

          Subject to the terms and conditions of the Plan, the Committee, in its discretion, determines for each option certain terms and conditions, including, whether the option is to be an Incentive Option or a Non-Qualified Option, the number of shares for which the option will be granted, the exercise price of the option, and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approves and is subject to the following conditions, in addition to those described elsewhere herein or in the Plan:

          (a) Date of Grant. The date of grant of an option will be the date on which the Committee decides to grant the option, unless the Committee specifies otherwise. The related stock option agreement and a copy of the Plan will be delivered to the optionee within a reasonable time after the option is granted.

          (b) Term of Exercise of Options. Options are exercisable within the period, or upon the events, determined by the Committee as set forth in the related stock option agreement. The Company anticipates that most of the options that will be granted under the Plan will be exercisable for ten years and options granted under the Plan will generally vest and become exercisable at a rate of 20% one year after the date of grant, and then ratably on a quarterly basis over the succeeding four years of employment.

          (c) Exercise Price. Each stock option agreement states the related option exercise price, which may not be less than 100% of the fair market value of the shares of Common Stock on the date of the grant. The exercise price of an Incentive Option granted to a 10% shareholder may not be less than 110% of the fair market value of shares of the Company's Common Stock on the date of grant. On November 12, 1997, the fair market value of the Company's Common Stock (as determined by the average of the bid and asked price as reported in the over-the-counter market) was $1.625.

          (d) Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement, stating the number of shares purchased, the restrictions imposed on the shares purchased, if any, and certain representations and covenants regarding optionee's investment intent and access to information, together with payment in full of the exercise price for the number of shares purchased. The option exercise price may be paid in cash or by check, fully paid shares of the Company Common Stock, through a "same day sale," through a "margin commitment," through any combination of the foregoing, or other methods approved by the Committee.

          (e) Termination of Employment. Unless otherwise specified by the Committee or Board, as applicable, if an optionee ceases to provide services as an employee, director, consultant, independent contractor or advisor to the Company, or a parent, subsidiary or affiliate of the Company (except in the case of death or disability), the optionee has three months to exercise any then-exercisable options. A twelve month exercise period applies in cases of an optionee's disability or death.

          (f) Limitations on Exercise. The Committee may determine a minimum number of shares that can be purchased on an exercise of an option. Notwithstanding the minimum number, an optionee will not be prevented from exercising his or her option for the full number of shares for which such option is exercisable.

          (g) Limitations on Incentive Option. An individual will not be eligible to receive an Incentive Option unless such individual is an employee of the Company or an Affiliated Corporation. The aggregate fair market value (determined as of the time an option is granted) of the shares with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

          (h) Transferability. Unless otherwise permitted by the Committee, an option generally is not transferable except by will or pursuant to the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

          (i) Rights as a Shareholder. An optionee has no rights as a shareholder with respect to any shares covered by an option until the option has been validly exercised and shares of the Company's Common Stock are issued to the optionee.

          (j) Other Provisions. The option grant and exercise agreements authorized under the Plan, which may be different for each option, may contain such other provisions as the Committee deems advisable.

Restricted Stock Awards

          Generally. The Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee. A Participant's right to retain a Restricted Stock Award granted to him is subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award would be forfeited and immediately returned to the Company. If a Participant's employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) would be forfeited, and all shares of Stock related thereto immediately returned to the Company.

          Privileges of a Stockholder, Transferability. A recipient of a Restricted Stock Award has all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations contained in the Plan.

          Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by the Plan and, in addition, may in its sole discretion require the Participant to keep the duly endorsed stock certificates in the custody of the Company or a third party while the restrictions enumerated in the Plan remain in effect.

Stock Units

          A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

Stock Appreciation Rights

     Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees, Directors or Eligible Consultants.

          Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

          Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to the Company, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with the Plan. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with the provisions of the Plan.

          Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (i) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of the Stock Appreciation Right, by (ii) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

          Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

          Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in the Plan with respect to Options.

Stock Bonuses

          The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

Recapitalization/Change of Control

          The number of Shares subject to any award, and the number of shares issuable under the Plan, are subject to proportionate adjustment in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change relating to the capital structure of the Company without consideration. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company does not survive (other than a merger with a wholly owned subsidiary or where there is no substantial change in the shareholders of the corporation or the options granted are assumed, converted or replaced by the successor corporation), all outstanding awards may be assumed, converted or replaced by the successor corporation. Alternatively, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to shareholders. If a successor corporation refuses to assume or substitute options, such options will expire upon the occurrence of the transaction.

          If a Change in Control (as defined in the Plan) occurs, all Options become immediately exercisable in full, whether or not the Participants to whom such Options have been granted remain employees, directors or consultants of the Company; all restrictions with respect to outstanding Restricted Stock Awards lapse; all Stock Units become payable; and all other Awards become immediately exercisable or vest, as the case may be, without any further action or passage of time.

Termination of the Plan

          The Committee, to the extent permitted by law, and with respect to any Shares at the time not subject to awards, may suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided that the Committee may not, without approval of the shareholders, amend the Plan in a manner that requires shareholder approval pursuant to the U.S. Code or the regulations thereunder or pursuant to Rule 16b-3 of the Exchange Act. Furthermore, no amendment, modification or termination of the Plan may in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.

Term of the Plan

          Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on November 11, 2007, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.


Federal Income Tax Consequences of the Plan

          Options so designated under the Plan are intended to qualify as Incentive Options. All options that are not designated as Incentive Options are intended to be Non-Qualified Options.

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPATING EMPLOYEES, DIRECTORS AND CONSULTANTS ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE PLAN. THE U.S. FEDERAL TAX LAWS MAY CHANGE AND THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS

ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

          When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

          When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

          If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over
(ii) the exercise price. At present, the Company is not required to withhold income or other taxes. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

          The Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company shall have no obligation to deliver shares of Common Stock upon the exercise of any Options, Stock Appreciation Rights, awards or units under the Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

          Under Section 162(m) of the Code, the Company may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation" the material terms of which are disclosed to and approved by the Company's shareholders is not subject to this limitation on deductibility. The Company has structured the Option and Stock Appreciation Rights portions of the Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Plan allows the Committee discretion to award restricted stock and other stock-based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in stock under the Plan are not intended to qualify as performance-based compensation.

Board Recommendation

        THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT PROPOSAL FOUR IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.


                                               SHAREHOLDER PROPOSALS

          The Company intends to hold its annual meeting for the year ended December 31, 1997 in June 1998. Accordingly, any proposal by a shareholder intended to be presented at the Company's Annual Meeting to for the year ended December 31, 1997, must be received by the Company on or before February 1, 1998 to be included in the proxy materials of the Company relating to such meeting.


                                                  OTHER BUSINESS

          The Company does not anticipate that any other matters will be brought before the Meeting. However, if any additional matters properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgement.




                                                       BY THE BOARD OF DIRECTORS




                                                       Kenneth S. Phillips
                                    President

                                                       Denver, Colorado
                                                       November 29, 1997

                                          (Proxy for Common Shareholders)

                                              PMC INTERNATIONAL, INC.
                                                  555 17TH STREET
                                                    14TH FLOOR
                                              DENVER, COLORADO 80202

        Proxy for Annual Meeting of Shareholders to be held on December 15, 1997

                     This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Kenneth S. Phillips and Scott A. MacKillop with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders to be held on December 15, 1997 or any adjournment thereof ("Annual Meeting") and to vote thereat, as designated below, all the shares of common stock of PMC International, Inc. held of record by the undersigned at the close of business on November 7, 1997, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE LISTED NOMINEES AND APPROVAL OF ITEMS 2, 3, AND 4, IF NOT OTHERWISE SPECIFIED. THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATIONS.

1. PROPOSAL TO ELECT SIX DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF SHAREHOLDERS.

         o For all nominees listed (except as marked to the contrary)
o    WITHHOLD AUTHORITY to vote for all
     nominees listed

         Nominees:         Kenneth S. Phillips                Emmett J. Daly
                           J.W. Nevil Thomas                  Richard C. Hyde
                           D. Porter Bibb Scott               A. MacKillop

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CONVERT THE COMPANY'S OUTSTANDING PREFERRED STOCK INTO COMMON STOCK.

                                                       o FOR
                                                     o AGAINST
                                                     o ABSTAIN
3.       PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A
           1 FOR 4 REVERSE SPLIT OF THE COMMON STOCK.

                                                       o FOR
                                                     o AGAINST
                                                     o ABSTAIN

4. PROPOSAL TO ESTABLISH THE COMPANY'S EQUITY INCENTIVE PLAN AND TO APPROVE THE RESERVATION OF 500,000 (OR IN THE EVENT PROPOSAL 3 IS NOT APPROVED, 2,000,000) SHARES FOR ISSUANCE THEREUNDER.

                                                       o FOR
                                                     o AGAINST
                                                     o ABSTAIN

        PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        (Proxy for Preferred Shareholders)

                                              PMC INTERNATIONAL, INC.
                                                  555 17TH STREET
                                                    14TH FLOOR
                                              DENVER, COLORADO 80202

        Proxy for Annual Meeting of Shareholders to be held on December 15, 1997

                     This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Kenneth S. Phillips and Scott A. MacKillop with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders to be held on December 15, 1997 or any adjournment thereof ("Annual Meeting") and to vote thereat, as designated below, all the shares of preferred stock of PMC International, Inc. held of record by the undersigned at the close of business on November 7, 1997, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF ITEM 2 IF NOT OTHERWISE SPECIFIED. THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATIONS.


2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CONVERT THE COMPANY'S OUTSTANDING PREFERRED STOCK INTO COMMON STOCK.

                                                       o FOR
                                                     o AGAINST
                                                     o ABSTAIN

        PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     The shares represented by this proxy will be voted as directed by the shareholder. In his discretion, either named proxy may vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     This proxy revokes all proxies with respect to the Annual Meeting and may be revoked prior to exercise. Receipt of the notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.


     Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.


Date


Signature


Signature if held jointly

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     EXHIBIT A

            CONVERSION AMENDMENT PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION


         If the shareholders approve the Conversion Amendment, the Company's Articles of Incorporation will be amended to add to Article IV the following provision relating to the automatic conversion of the Preferred Stock into Common Stock on the Conversion Effective Date:

     "7. Automatic Conversion of Series A Preferred Stock. Notwithstanding any other provision of this Article IV, effective at 12:01 Mountain Standard Time on ______ ___, 199_ (the "Conversion Effective Date"):

                  (a) Each outstanding share of Series A Preferred Stock, together with any and all accrued but unpaid dividends through the Conversion Effective Date (the "Accrued Dividends"), will automatically be converted into 1.375 shares of Common Stock.

                  (b) No fraction of a share will be issued upon the conversion of the Series A Preferred Stock. In lieu of issuing any fraction of a share, each holder of Series A Preferred Stock will be paid the cash equivalent of such fraction based on the market value thereof on the Conversion Effective Date, determined as follows. The market price per share of common stock on the Conversion Effective Date will be deemed to be the average of the high and low bids as reported on the over-the-counter market in the National Quotation Bureau's Listing for the 15 consecutive business days ending 5 business days before the Conversion Effective Date.

                  (c) The holders of Series A Preferred Stock will no longer be entitled to receive dividends on the Series A Preferred Stock, will no longer be entitled to any liquidation preference, and will no longer have any of the other rights associated with the Series A Preferred Stock.

                  (d) Each stock certificate representing issued and outstanding shares of Series A Preferred Stock will automatically represent the proportionate number of shares of Common Stock. The holders of Series A Preferred Stock may, but are not required to, exchange their existing Series A Preferred Stock certificates for certificates representing the proportionate number of shares of Common Stock. If not exchanged earlier, the Series A Preferred Stock certificates will be exchanged for certificates representing the proportionate number of shares of Common Stock at such time as a holder surrenders the certificates for the purpose of transferring shares to another person."

         If the shareholders approve the Conversion Amendment, the above amendment to the Company's Articles of Incorporation will become effective upon the filing of Articles of Amendment with the Colorado Secretary of State. The Articles of Amendment will amend the Company's Articles of Incorporation to give effect to the Conversion Amendment.

                                                     EXHIBIT B

             REVERSE STOCK SPLIT PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

         If the shareholders approve the Reverse Stock Split, the Company's Articles of Incorporation will be amended to add to Article IV a include a new
Section 6:

         6.       Reverse Stock Split:

         (a) Notwithstanding other reverse stock splits previously effectuated by the Company, effective ________ __, 199_ (the "Reverse Stock Split Effective Date"), each outstanding share of the Corporation's common stock, $.01 par value per share (the "Old Common Stock"), shall be converted into .25 shares of common stock, par value $.01 per share (the "New Common Stock") with all of the rights and preferences set forth in these Articles of Incorporation and under applicable law.

         (b) Each stock certificate representing issued and outstanding shares of Old Common Stock will automatically represent the proportionate number of shares of New Common Stock. The holders of Old Common Stock may, but are not required to, exchange their existing Old Common Stock certificates for certificates representing the proportionate number of shares of New Common Stock. If not exchanged earlier, the Old Common Stock certificates will be exchanged for certificates representing the proportionate number of shares of New Common Stock at such time as a holder surrenders the certificates for the purpose of transferring shares to another person.

         [(c) Fractional Shares. No fraction of a share will be issued upon the conversion of the Old Common Stock. In lieu of issuing any fraction of a share, each holder of Old Common Stock will be paid the cash equivalent of such fraction based on the market value of the Old Common Stock on the Reverse Stock Split Effective Date, determined as follows. The market price per share of common stock on the Reverse Stock Split Effective Date will be deemed to be the average of the high and low bids as reported on the over-the-counter market in the National Quotation Bureau's Listing for the 15 consecutive business days ending 5 business days before the Reverse Stock Split Effective Date.]

Or in the event Proposal Two is not approved:

         [(c) In the event of fractional shares, such fractional shares shall be converted into scrip ("Scrip"). Such Scrip shall plainly indicate the amount of such fraction and shall carry no voting rights in the Company. Combined Scrip equaling one shall be exchangeable with the Company for one share of the Company's New Common Stock.]

                                                     EXHIBIT C

                                              PMC INTERNATIONAL, INC.

                                               EQUITY INCENTIVE PLAN


                                                     ARTICLE I

                                                   INTRODUCTION

         1.1 Establishment. PMC International, Inc., a Colorado corporation, hereby establishes the PMC International, Inc. Equity Incentive Plan (the "Plan") for certain employees and directors of the Company (as defined in subsection 2.1(f)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain employees and directors of the Company and to certain consultants to the Company.

         1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, directors and consultants.


                                                    ARTICLE II

                                                    DEFINITIONS

         2.1 Definitions. The following terms shall have the meanings set forth below:

                  (a) "Affiliated Corporation" means any corporation or other entity that is affiliated with PMCI through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

                  (b) "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

                  (c) "Board" means the Board of Directors of PMCI.

                  (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee and any subcommittee or special committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof. For purposes of making determinations under this Plan with regard to Eligible Directors, the "Committee" shall consist of the Board.

                  (f) "Company" means PMCI and the Affiliated Corporations.

                  (g) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

                  (h) "Effective Date" means the effective date of the Plan, November 12, 1997.

                  (i) "Eligible Directors" means those directors of the Company who are not Eligible Employees or Eligible Consultants, as defined below.

                  (j) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Code.

                  (k) "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

                  (l) "Fair Market Value" means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the Nasdaq Stock Market, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee may specify at the time an Award is granted. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

                  (m) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

                  (n) "Non-Qualified Option" means any Option other than an Incentive Option.

                  (o) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

                  (p) "Option Certificate" shall have the meaning given to such term in Section 7.2 hereof.

                  (q) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

                  (r) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

                  (s) "Participant" means an Eligible Employee, Eligible Director or Eligible Consultant designated by the Committee, or in the case of an Eligible Director, the Board, from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

                  (t) "PMCI" means PMC International, Inc. and any successor thereto.

                  (u)  "Restricted  Stock Award" means an award of Stock granted
to  a  Participant   pursuant  to  Article  VIII  that  is  subject  to  certain restrictions imposed in accordance with the provisions of such Section.

                  (v)      "Share" means a share of Stock.

                  (w) "Stock" means the $0.01 par value common stock of PMCI.

                  (x) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

                  (y) "Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

                  (z) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                                                    ARTICLE III

                                                PLAN ADMINISTRATION

         The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, Eligible Directors and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. With regard to issuance of Awards to non-employee members of the Board, such decisions identical to those made by the Committee as to Eligible Employees and Eligible Consultants shall be made by the Board. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of PMCI and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants and Eligible Directors shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the
Plan as it may  deem  proper  and in the  best  interests  of the  Company.  The
Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                                    ARTICLE IV

                                             STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. The number of Shares that are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 500,000, subject to the provisions regarding changes in capital described below. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 100,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by PMCI. This authorization may be increased from time to time by approval of the Board and by the stockholders of PMCI if, in the opinion of counsel for PMCI, stockholder approval is required. Shares of Stock that may be issued upon exercise of Options or Stock Appreciation Rights, that are issued as Restricted Stock Awards or Stock Bonuses, that are issued with respect to Stock Units, and that are issued as incentive compensation or other Stock grants under the Plan shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. PMCI shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by PMCI as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 100,000 shares of Stock may be awarded pursuant to Incentive Options.

         4.3 Adjustments for Stock Split, Stock Dividend, Etc. If PMCI shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan and (ii) the Shares then included in each outstanding Award granted hereunder.

         4.4      Other Distributions and Changes in the Stock.  If

                  (a) PMCI shall at any time distribute with respect to the Stock assets or securities of persons other than PMCI (excluding cash or distributions referred to in Section 4.3), or

                  (b) PMCI shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of PMCI, or

                  (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.

         4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require PMCI to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

         4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                                     ARTICLE V

                                    CORPORATE REORGANIZATION; CHANGE IN CONTROL

         5.1 Reorganization. Upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Board or the Company: (a) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

         5.2 Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by the Company to each Option Holder, unless in the case of the events described in clauses (a) or (b) of
Section 5.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article VII shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to an Option Holder or when mailed to an Option Holder by registered or certified mail, postage prepaid, at such Option Holder's address last known to the Company.

         5.3 Acceleration of Exercisability. Option Holders notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service have been satisfied.

         5.4 Change of Control. Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of PMCI as defined below: (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees or consultants of the Company; (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; (iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time. A "Change in Control" is deemed to have occurred if (i) a person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Board unaffiliated with such person, or (ii) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved. Notwithstanding anything to the contrary in this Section 5.4, no Option will become exercisable by virtue of the occurrence of a Change in Control if the Option Holder of that Option or any group of which that Option Holder is a member is the person whose acquisition constituted the Change in Control.

                                                    ARTICLE VI

                                                   PARTICIPATION

         Participants in the Plan shall be those Eligible Employees and Eligible Directors of the Company who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with PMCI, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                                    ARTICLE VII

                                                      OPTIONS

         7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and Eligible Directors. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised, except as provided in subsection 7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Certificate"). An Option Certificate shall be issued by PMCI in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

                  (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

                  (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date an Incentive Option is granted.

                  (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee. Each Option shall become exercisable
(vest) over such period of time, if any, or upon such events, as determined by the Committee.

                  (d) Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

     (i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

     (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

     (iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in
(ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

     (iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause, Disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

                  (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings). During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

                  (f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.

                  (g)      Exercise, Payments, Etc.

     (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to PMCI of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of PMCI within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to PMCI in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by PMCI regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, PMCI shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

     (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option
Holder:

                                    (A)     in cash;

     (B) by certified check, cashier's check or other check acceptable to the Company, payable to the order of PMCI;

     (C) by delivery to PMCI of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to PMCI; provided however, that no Option may be exercised by delivery to PMCI of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

     (D) by delivery to PMCI of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to PMCI promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

                  (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

                  (i)      Withholding.

     (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

     (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

         7.3      Restrictions on Incentive Options.

                  (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

                  (b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of PMCI shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

         7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

                                                   ARTICLE VIII

                                              RESTRICTED STOCK AWARDS

         8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

         8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to PMCI. If a Participant's employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to PMCI.

         8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this
Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2.

         8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

                  (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of PMCI while the restrictions remain in effect; or

                  (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.


                                                    ARTICLE IX

                                                    STOCK UNITS

         A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

                                                     ARTICLE X

                                             STOCK APPRECIATION RIGHTS

         10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees, Eligible Directors or Eligible Consultants.

         10.2 Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

         10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to PMCI, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to PMCI, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, PMCI shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date PMCI receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of PMCI within 30 days following delivery of such notice.

         10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

         10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

         10.6 Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section 7.2(d) with respect to Options.


                                                    ARTICLE XI

                                                   STOCK BONUSES

         The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.




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                                                    ARTICLE XII

                                             OTHER COMMON STOCK GRANTS

         From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.


                                                   ARTICLE XIII

                                              RIGHTS OF PARTICIPANTS

         13.1 Service. Nothing contained in the Plan or in any Award, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

         13.2 Nontransferability. Except as provided otherwise at the time of grant, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees.
Notwithstanding the foregoing, the Option Holder may not transfer an Incentive Option during the Option Holder's lifetime. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

         13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.


                                                    ARTICLE XIV

                                               GENERAL RESTRICTIONS

         14.1 Investment Representations. PMCI may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to PMCI and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as PMCI deems necessary or appropriate in order to comply with Federal and applicable state securities laws.
Legends evidencing such restrictions may be placed on the Stock certificates.

         14.2 Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to PMCI shall determine


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that the listing,  registration or  qualification  of the shares subject to such
Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require PMCI to apply for or to obtain such listing, registration or qualification.

         14.3 Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of PMCI, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.


                                                    ARTICLE XV

                                              OTHER EMPLOYEE BENEFITS

         The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.


                                                    ARTICLE XVI

                                   PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if PMCI, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards.


                                                   ARTICLE XVII

                                                    WITHHOLDING

         17.1 Withholding Requirement. PMCI's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to PMCI, or to have PMCI withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to


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be  withheld  or such lesser  amount as may be elected by the  Participant.  All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares
of  Stock   withheld  for  this  purpose  will  be  subject  to  the   following
restrictions:

                  (a)      All elections must be made prior to the Tax Date.

                  (b)      All elections shall be irrevocable.

                  (c) If the Participant is an officer or director of PMCI within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                                                   ARTICLE XVIII

                                                REQUIREMENTS OF LAW

         18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         18.2 Federal Securities Law Requirements. If a Participant is an officer or director of PMCI within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

     18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.


                                                    ARTICLE XIX

                                               DURATION OF THE PLAN

         Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on November 11, 2007, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated:  To be effective November 12, 1997.


                           PMC INTERNATIONAL INC., a

                           Colorado corporation



                           By:________________________
                                Kenneth S. Phillips, President



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